UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

0-1402

(Commission

File Number)

Ohio	34-1860551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

22801 St Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 18, 2015, The Lincoln Electric Company (the “Company”), a wholly-owned subsidiary of Lincoln Electric Holdings, Inc., entered into an agreement to purchase a group annuity contract from The Principal Financial Group (“The Principal”) to settle $425 million of the Company’s approximate $900 million in outstanding U.S. pension obligations under The Lincoln Electric Company Retirement Annuity Program (the “Pension Plan”). In connection with the agreement, The Principal will assume the obligation to pay future pension benefits starting November 1, 2015 for specified U.S. retirees and surviving beneficiaries who retired on or before June 1, 2015 and are currently receiving payments from the Pension Plan. The Principal was selected by the Pension Plan’s fiduciary, with the advice of an independent expert.

A copy of the press release issued by the Company related to the purchase of the group annuity contract is attached hereto as Exhibit 99.1. The press release is also available on Lincoln Electric’s website at www.lincolnelectric.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	The Company’s press release dated August 19, 2015 announcing the purchase of a group annuity contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: August 24, 2015	By:	/s/ Vincent K. Petrella
Vincent K. Petrella, Executive Vice President, CFO & Treasurer

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	The Company’s press release dated August 19, 2015 announcing the purchase of a group annuity contract.